Exhibit 10.1

CANADA

SUBSCRIPTION AGREEMENT FOR FLOW-THROUGH SHARES

TO:	Signet Energy Inc. (the “Corporation”)
AND TO:	MGI Securities Inc. (the “Agent”)

The undersigned (hereinafter referred to as the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase the number of common shares of the Corporation to be issued on a “flow-through” basis pursuant to the Income Tax Act (Canada) (the “Flow-Through Shares”) set forth below for the aggregate subscription price set forth below (the “Aggregate Subscription Price”), representing a subscription price of $1.30 per Flow-Through Share, upon and subject to the terms and conditions set forth in “Terms and Conditions of Subscription for Flow-Through Shares of Signet Energy Inc.” attached hereto (together with this page and the attached Exhibits, the “Subscription Agreement”).  In addition to this face page, the Subscriber must also complete Exhibit 1 attached hereto, if applicable.  The Corporation is a “connected issuer” (as defined in Section 1.1 of National Instrument 33-105) of the Agent, as the Agent has an employee, being Tony Loria, who is a director of the Corporation.

Number of Flow-Through Shares:
(Name of Subscriber - please print)

	By:	Aggregate Subscription Price:
(Authorized Signature)

If the Subscriber is signing as agent for a principal and is not deemed to be purchasing as principal pursuant to NI 45-106 (as defined herein) by virtue of being either (i) a trust company or trust corporation acting on behalf of a fully managed account managed by the trust company or trust corporation as the case may be or, (ii) a person acting on behalf of a fully managed account managed by it, and in each case satisfying the criteria set forth in NI 45-106, complete the following and ensure that Exhibit 1 is completed in respect of such principal:

(Official Capacity or Title - please print)

(Please print name of individual whose signature appears above if different than the name of the subscriber printed above.)

(Subscriber’s Address)

(Name of Principal)

(Telephone Number)	(E-Mail Address)	(Principal’s Address)

	(Social Insurance Number, Federal Corporate Tax	(Telephone Number)	(E-Mail Address)
Account Number or Tax Shelter ID Number)

(Social Insurance Number, Federal Corporate Tax Account Number or Tax Shelter ID Number)

	Register the Flow-Through Shares as set forth below:	Deliver the Flow-Through Shares as set forth below:

	(Name)	(Name)

	(Account reference, if applicable)	(Account reference, if applicable)

	(Address)	(Contact Name)

(Address)

ACCEPTANCE: The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement and the Corporation represents and warrants to the Subscriber that the representations and warranties made by the Corporation to the Agent in the Agency Agreement (as defined herein) are true and correct in all material respects as of the Closing Date (as defined herein) (save and except as waived by the Agent) and that the Subscriber is entitled to rely thereon as though the Subscriber was a party thereto.

December                   , 2005

SIGNET ENERGY INC.	Subscription No:

By:

This is the first page of an agreement comprised of 10 pages (not including Exhibits 1 - 2).

TERMS AND CONDITIONS OF SUBSCRIPTION FOR
FLOW-THROUGH SHARES OF SIGNET ENERGY INC.

Terms of the Offering

1.                                       The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that this subscription is subject to rejection or allotment by the Corporation in whole or in part.  If this Subscription Agreement is rejected in whole or in part by the Corporation, the Subscriber acknowledges that the unused portion of the Aggregate Subscription Price will be promptly returned to it without interest or deduction.

2.                                       The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that the Flow-Through Shares subscribed for by it hereunder form part of a larger issuance and sale by the Corporation of up to 1,600,000 Flow-Through Shares at an issue price of $1.30 per Flow-Through Share or such greater number of Flow-Through Shares as may be agreed to by the Corporation and the Agent (the “Offering”).

Representations, Warranties and Covenants by Subscriber

3.                                       The Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) represents, warrants and covenants to the Corporation and the Agent and their respective counsel (and acknowledges that the Corporation and the Agent, and their respective counsel, are relying thereon) that both at the date hereof and at the Closing Time (as defined herein) that:

(a)                                  it has been independently advised as to restrictions with respect to trading in the Flow-Through Shares imposed by applicable securities legislation in the jurisdiction in which it resides; it confirms that no representation has been made to it by or on behalf of the Corporation or the Agent with respect thereto; it acknowledges that it is aware of the characteristics of the Flow-Through Shares, the risks relating to an investment therein and of the fact that it may not be able to resell the Flow-Through Shares except in accordance with limited exemptions under applicable securities legislation and regulatory policy until expiry of the applicable restricted period and compliance with the other requirements of applicable law; and it agrees that any certificates representing the Flow-Through Shares will bear a legend indicating that the resale of such securities is restricted and it further acknowledges that it should consult its own legal counsel in its jurisdiction for full particulars of applicable resale restrictions; and

(b)                                 it has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, any prospectus, sales or advertising literature, or any other document describing or purporting to describe the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist it in making an investment decision in respect of the Flow-Through Shares; and

(c)                                  it has not become aware of any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or telecommunications or other form of advertisement (including electronic display, such as the Internet) with respect to the distribution of the Flow-Through Shares; and

(d)                                 unless it is purchasing under subparagraph 3(e), it is purchasing the Flow-Through Shares as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Flow-Through Shares, it is resident in or otherwise subject to applicable securities laws of the jurisdiction set out as the “Subscriber’s Address” on the face page hereof and it fully complies with one or more of the criteria set forth below:

(i)                                     it is a Person (as defined herein) and will have an aggregate acquisition cost of purchasing the Flow-Through Shares of not less than $150,000 if resident in or otherwise subject to applicable securities laws of a Province of Canada and such Person is not created or used solely to purchase or hold securities in reliance of this exemption; or

(ii)                                  it is resident in or otherwise subject to applicable securities laws of Alberta or British Columbia and it is (please initial):

(A)                              a director, executive officer or “control person” (as defined in National Instrument 45-106 - “Prospectus and Registration Exemptions” (“NI 45-106”) of the Canadian Securities Administrators) of the Corporation, or of an affiliate (as defined in NI 45-106) of the Corporation; or

(B)                                a spouse, parent, grandparent, brother, sister or child of any person referred to in subparagraph (A) above; or

(C)                                a parent, grandparent, brother, sister or child of the spouse of any person referred to in subparagraph (A) above; or

(D)                               a “close personal friend” of any person referred to in subparagraph (A) above, and it certifies to the Corporation that it has reviewed and understands the guidance respecting the meaning of the phrase “close personal friend” set forth in Exhibit 2 hereto; or

(E)                                 a “close business associate” of any person referred to in subparagraph (A) above, and it certifies to the Corporation that it has reviewed and understands the guidance respecting the meaning of the phrase “close business associate” set forth in Exhibit 2 hereto; or

(F)                                 an individual, corporation, partnership, trust, fund, an association, syndicate, organization or other organized group of persons, whether incorporated or not, or an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative (collectively, “Persons”) who, acting alone, in conjunction, or in concert with one or more other Persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the Corporation and, as of the Closing Date, is actively involved in the business of the Corporation (a “Founder”) or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a Founder of the Corporation; or

(G)                                a parent, grandparent, brother, sister or child of a spouse of a Founder of the Corporation; or

(H)                               a Person of which a majority of the voting securities are beneficially owned by, or a majority of directors are, persons described in subparagraphs (A) through (G) above; or

(I)                                    a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are person described in subparagraphs (A) through (G) above; or

(iii)                               it is resident in or otherwise subject to applicable securities laws of a Province of Canada, it is (i) an employee, executive officer, director or consultant of the Corporation, (ii) an employee, executive officer, director or consultant of a related entity of the Corporation or (iii) a permitted assign of a person referred to in (i) or (ii), as referred to in NI 45-106 provided that, in the case of an employee or the employee’s permitted assign, the employee or the employee’s permitted assign is not induced to participate in the trade by expectation of employment or continued employment of the employee with the Corporation or a related entity of the Corporation, in the case of an executive officer or the executive officer’s permitted assign, the executive officer or the executive officer’s permitted assign is not induced to participate in the trade by expectation of appointment, employment, continued appointment or continued employment of the executive officer with the Corporation or a related entity of the Corporation, and in the case of a consultant or the consultant’s permitted assign, the consultant or the consultant’s permitted assign is not induced to participate in the trade by expectation of engagement of the consultant to provide services or continued engagement of the consultant to provide services to the Corporation or a related entity of the Corporation; or

(iv)                              is resident in or otherwise subject to applicable securities laws of a Province of Canada, it is an “accredited investor”, as such term is defined in NI 45-106, it is not a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada, it was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor” in NI 45-106 and it has concurrently executed and delivered a Representation Letter in the form attached as

Exhibit 1 to this Subscription Agreement and has initialled in Appendix ”A” thereto indicating that the Subscriber satisfies one of the categories of “accredited investor” set forth in such definition; and

(e)                                  if it is not purchasing the Flow-Through Shares as a principal under subparagraph 3(d) hereof, it is duly authorized to enter into this Subscription Agreement and to execute and deliver all documentation in connection with the purchase on behalf of each beneficial purchaser, each of whom is purchasing as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Flow-Through Shares, it acknowledges that the Corporation is required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser of Flow-Through Shares for whom it may be acting, it and each beneficial purchaser is resident in the jurisdiction set out as the “Subscriber’s Address” on the face page hereof, and each beneficial purchaser complies with subparagraph 3(d) hereof by virtue of its place of residence or by virtue of the securities laws of such place being applicable to the Subscriber; and

(f)                                    if it is a resident of or otherwise subject to applicable securities laws of any jurisdiction referred to in the preceding paragraph 3(d) or 3(e) but not purchasing thereunder, it is purchasing pursuant to an exemption from prospectus and registration requirements (particulars of which are enclosed herewith) available to it under applicable securities legislation and shall deliver to the Corporation and the Agent such further particulars of the exemption(s) and the Subscriber’s qualifications thereunder as the Corporation or the Agent or their respective counsel may request; and

(g)                                 if it is a resident of or otherwise subject to applicable securities laws of any jurisdiction not referred to in the preceding paragraph 3(d) or 3(e) it, or any beneficial purchaser for whom it is acting, complies with the requirements of all applicable securities legislation in the jurisdiction of its residence and will provide such evidence of compliance with all such matters as the Corporation or the Agent or their respective counsel may request; and

(h)                                 it (and any beneficial purchaser for whom it is acting) acknowledges that:

(i)                                     no securities commission or similar regulatory authority has reviewed or passed on the merits of the Flow-Through Shares; and

(ii)                                  there is no government or other insurance covering the Flow-Through Shares; and

(iii)                               there are risks associated with the purchase of the Flow-Through Shares; and

(iv)                              there are restrictions on the Subscriber’s ability to resell the Flow-Through Shares and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Flow-Through Shares; and

(v)                                 the Corporation is not a “reporting issuer” (or equivalent thereof) in any jurisdiction, that the Flow-Through Shares are subject to an indefinite restriction on resale (i.e., a “hold period”) under applicable securities laws and that it will not be able to resell any of the Flow-Through Shares until expiration of the applicable hold period (which hold period will not commence to run until the Corporation has become a “reporting issuer” in a jurisdiction of Canada (which the Corporation has no obligation to become)); and

(vi)                              it acknowledges that the Corporation may complete additional financings in the future in order to develop the proposed business of the Corporation and to fund its ongoing development.  There is no assurance that such financings will be available and if available, on reasonable terms.  Any such future financings may have a dilutive effect on current shareholders, including the Subscriber.  If such future financings are not available, the Corporation may be unable to fund its ongoing development and the lack of capital resources may result in the failure of its business venture; and

(vii)                           the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person or company registered to sell securities under the Securities Act (Alberta) and other applicable securities laws and, as a consequence of acquiring Flow-Through Shares pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (Alberta) and other applicable securities laws, including statutory rights of rescission or damages, will not be available to the Subscriber; and

(viii)                        the Flow-Through Shares shall not be resold until after the expiry of the applicable “hold” or “restricted” period attaching to such Flow-Through Shares under applicable securities laws unless sold pursuant to an exemption under all applicable securities laws, and the certificates evidencing the Flow-Through Shares which it shall receive will bear a legend referring to such restrictions on resale and neither the Corporation nor any transfer agent of the Corporation will register any transfers of such Flow-Through Shares not made in compliance with such restrictions on resale; and

(i)                                     it is aware that the Flow-Through Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (“U.S. Securities Act”) or the securities laws of any state of the United States and that these securities may not be offered or sold, directly or indirectly, in the United States without registration under the U.S. Securities Act or compliance with requirements of an exemption from registration and the applicable laws of all applicable states and acknowledges that the Corporation has no present intention of filing a registration statement under the U.S. Securities Act in respect of the Flow-Through Shares; and

(j)                                     the Flow-Through Shares have not been offered to the Subscriber in the United States, and the individuals making the order to purchase the Flow-Through Shares and executing and delivering this Subscription Agreement on behalf of the Subscriber were not in the United States when the order was placed and this Subscription Agreement was executed and delivered; and

(k)                                  it is not a U.S. Person (as defined in Regulation S under the U.S. Securities Act, which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) and is not purchasing the Flow-Through Shares on behalf of, or for the account or benefit of, a person in the United States or a U.S. Person; and

(l)                                     it undertakes and agrees that it will not resell the Flow-Through Shares, except in accordance with the provisions of applicable securities legislation, regulations, rules, policies and orders and stock exchange rules; and

(m)                               if a corporation, partnership, unincorporated association or other entity, it has the legal capacity to enter into and be bound by this Subscription Agreement and further certifies that all necessary approvals of directors, shareholders or otherwise have been given and obtained; and

(n)                                 if an individual, it is of the full age of majority and is legally competent to execute this Subscription Agreement and take all action pursuant hereto; and

(o)                                 this Subscription Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber; and

(p)                                 in the case of a subscription by it for Flow-Through Shares acting as agent for a disclosed principal, it is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of such principal and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid, binding and enforceable agreement of, such principal which is purchasing for its own account, not for the benefit of any other person and not with a view to resale or distribution of any of the securities; and

(q)                                 it has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of loss of its investments or, where it is not purchasing as principal, each beneficial purchaser is able to bear the economic risk of loss of its investment; and

(r)                                    it is aware that there is no market and may never be a market for the Flow-Through Shares and that none is expected to develop, and acknowledges and confirms that no representation has been made to it with respect to the future value or price of the Flow-Through Shares or that the Flow-Through Shares will be listed on any stock exchange or that application has been or will be made for such listing; and

(s)                                  except for the representations and warranties made by the Corporation to the Agent in the Agency Agreement, it has not relied upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation or the

Agent, and it acknowledges that the Corporation’s counsel and the Agent’s counsel are acting as counsel to the Corporation and the Agent, respectively, and not as counsel to the Subscriber; and

(t)                                    it understands, acknowledges and is aware that the Flow-Through Shares are being offered for sale only on a “private placement” basis and that the sale and delivery of the Flow-Through Shares is conditional upon such sale being exempt from the requirements under applicable securities legislation as to the filing of a prospectus or delivery of an offering memorandum or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the filing of a prospectus or delivering an offering memorandum and, as a consequence (i) it is restricted from using most of the civil remedies available under securities legislation; (ii) it may not receive information that would otherwise be required to be provided to it under securities legislation; and (iii) the Corporation is relieved from certain obligations that would otherwise apply under securities legislation; and

(u)                                 if required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Flow-Through Shares, including, without limitation: (i) in the case of an accredited investor a Representation Letter in the form attached as Exhibit 1; and (ii) such other reports, undertakings and other documents as the Corporation may request; and

(v)                                 it will not resell the Flow-Through Shares except in accordance with the provisions of applicable securities legislation and stock exchange rules, if applicable; and

(w)                               it deals at arm’s length with the Corporation within the meaning of the Income Tax Act (Canada) and will continue to deal at arm’s length with the Corporation at all material times; and

(x)                                   the acquisition of the Flow-Through Shares hereunder by the Subscriber will not result in the Subscriber becoming a “control person”, as defined under applicable securities laws; and

(y)                                 the entering into of this Subscription Agreement and the completion of the transactions contemplated hereby do not and will not result in a violation of any of the terms or provisions of any law applicable to the Subscriber, or if the Subscriber is not a natural person, any of the Subscriber’s constating documents, or any agreement to which the Subscriber is a party or by which it is bound; and

(z)                                   the Subscriber acknowledges that it has been encouraged to obtain independent legal, income tax and investment advice with respect to its subscription for the Flow-Through Shares and accordingly, has had the opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this Subscription Agreement.

Matters Relating to the Flow-Through Shares

4.                                       In addition to other terms defined herein, for the purposes of Sections 4, 5, 6 and 7 hereof, the following words and phrases have the following meanings:

(a)                                  “Act” means the Income Tax Act (Canada), together with any and all regulations promulgated thereunder, as amended from time to time;

(b)                                 “Canadian Exploration Expense(s)” or “CEE” means Canadian exploration expense described in paragraph (f) of the definition of “Canadian exploration expense” in subsection 66.1(6) of the Act or that would be described in paragraph (h) of such definition if the reference therein to “paragraphs (a) to (d) and (f) to (g.1)” were a reference to “paragraph (f)”, excluding amounts which are prescribed to constitute “Canadian exploration and development overhead expense” under the Act, the amount of any assistance described in paragraph 66(12.6)(a) of the Act and any expense described in paragraph 66(12.6)(b.1) of the Act;

(c)                                  “Commitment Amount” means an amount equal to $1.30 multiplied by the number of Flow-Through Shares subscribed and paid for pursuant to this Subscription Agreement;

(d)                                 “Expenditure Period” means the period commencing on the date of acceptance by the Corporation of this Subscription Agreement and ending on the earlier of:

(i)                                     the date on which the Commitment Amount has been fully expended in accordance with the terms hereof; and

(ii)                                  December 31, 2006;

(e)                                  “Principal Business Corporation” means a principal-business corporation as defined in subsection 66(15) of the Act; and

(f)                                    “Qualifying Expenditures” means expenses that are CEE at the date they are incurred.

5.                                       The Corporation hereby represents and warrants to the Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) and acknowledges that the Subscriber is relying thereon that:

(a)                                  the Corporation has the full corporate right, power and authority to incur and renounce to the Subscriber, Qualifying Expenditures in an amount equal to the Commitment Amount; and

(b)                                 the incurring and renouncing of Qualifying Expenditures to the Subscriber pursuant hereto, does not and will not constitute a breach of or default under the constating documents of the Corporation or any law, regulation, order or ruling applicable to the Corporation or any agreement, contract or indenture to which the Corporation is a party or by which it is bound; and

(c)                                  the Corporation is, and at all material times will be, a Principal Business Corporation; and

(d)                                 subject to any agreement respecting the Flow-Through Shares to which the Corporation is not a party, upon issuance pursuant to the provisions hereof, the Flow-Through Shares will be “flow-through shares” as defined in subsection 66(15) of the Act and will not constitute “prescribed shares” for the purpose of Regulation 6202.1 to the Act and

(e)                                  neither the Corporation nor any corporation associated with it (as defined in the Act) is party to any other agreement for the issuance of flow-through shares for which the required expenditures have not been renounced.

6.                                       The Corporation covenants and agrees with the Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting):

(a)                                  to keep proper books, records and accounts of all Qualifying Expenditures and all transactions affecting the Commitment Amount and the Qualifying Expenditures and upon reasonable notice and on a reasonable basis, to make such books, records and accounts available for inspection and review by or on behalf of the Subscriber at the Subscriber’s expense; and

(b)                                 to incur, during the Expenditure Period, Qualifying Expenditures in such amount as enables the Corporation to renounce to the Subscriber, Qualifying Expenditures in an amount equal to the Commitment Amount; and

(c)                                  to renounce to the Subscriber, pursuant to subsections 66(12.6) and 66(12.66) of the Act and effective on or before December 31, 2005, Qualifying Expenditures incurred during the Expenditure Period in an amount equal to the Commitment Amount; and

(d)                                 to deliver to the Subscriber within the time period required by the Act and in any event, not later than March 31, 2006, a statement setting forth the aggregate amounts of such Qualifying Expenditures renounced to the Subscriber; and

(e)                                  that all Qualifying Expenditures renounced to the Subscriber pursuant to this Subscription Agreement will be Qualifying Expenditures incurred by the Corporation that, but for the renunciation to the Subscriber, the Corporation would be entitled to deduct in computing its income for the purposes of Part I of the Act; and

(f)                                    that the Corporation will not reduce the amount to be renounced to the Subscriber hereunder and, in the event the Minister of National Revenue reduces the amount renounced to the Subscriber hereunder pursuant to subsection 66(12.73) of the Act, the Corporation shall indemnify the Subscriber as to, and pay in full settlement thereof to the Subscriber, an amount equal to the amount of any tax payable under the Act (and under any corresponding provincial legislation) by the Subscriber as a consequence of such reduction; and

(g)                                 that if the Corporation does not renounce to the Subscriber Qualifying Expenditures equal to the Commitment Amount effective on or before December 31, 2005, the Corporation shall indemnify the Subscriber as to, and pay in full settlement thereof to the Subscriber, an amount equal to the amount of any tax payable under the Act (and under any corresponding provincial legislation) by the Subscriber as a consequence of such failure; and

(h)                                 that the Corporation will maintain its status as a Principal Business Corporation throughout the Expenditure Period; and

(i)                                     to file all prescribed forms required under the Act with respect to the issuance of the Flow-Through Shares as “flow-through shares” as defined in subsection 66(15) of the Act and that are necessary to renounce Qualifying Expenditures equal to the Commitment Amount to the Subscriber effective on or before December 31, 2005 and to provide the Subscriber with a copy of all such forms as are required to be provided thereto, all on a timely basis; and

(j)                                     that the Corporation will not be subject to the provisions of subsection 66(12.67) of the Act in a manner which impairs its ability to renounce Qualifying Expenditures to the Subscriber in an amount equal to the Commitment Amount; and

(k)                                  that the Corporation will refrain from entering into transactions or taking deductions which would otherwise reduce its cumulative CEE to an extent it would preclude renunciation of Qualifying Expenditures hereunder in an amount equal to the Commitment Amount as contemplated herein.

7.                                       The Subscriber covenants, agrees and represents and warrants to the Corporation that neither the Subscriber, nor the beneficial purchaser, as the case may be, has or will knowingly enter into any agreement or arrangement to which the Corporation is not a party which will cause the Flow-Through Shares to be or become “prescribed shares” for purposes of the Act.

Closing

8.                                       The Subscriber agrees to deliver to MGI Securities Inc. not later than 4:00 p.m. (Calgary time) on the day that is two business days before the Closing Date: (a) this duly completed and executed Subscription Agreement; (b) if the Subscriber is an “accredited investor” a fully executed and completed Representation Letter in the form of Exhibit 1; (c) such other reports, undertakings and other documents as the Corporation may request; and (d) a certified cheque or bank draft payable to MGI Securities Inc. for the Aggregate Subscription Price or payment of the same amount in such other manner as is acceptable to the Agent.

9.                                       The sale of the Flow-Through Shares pursuant to this Subscription Agreement will be completed at the offices of Burnet, Duckworth & Palmer LLP, the Corporation’s counsel, in Calgary, Alberta at 9:00 a.m. or such other time as the Corporation and the Agent may agree (the “Closing Time”) on December 15, 2005 or such other date as the Corporation and the Agent may agree (the “Closing Date”).  At the Closing Time, subject to the terms of the Agency Agreement, the Agent shall deliver to the Corporation all completed subscription agreements, including this Subscription Agreement, and the aggregate subscription amount against delivery by the Corporation of the certificates representing the Flow-Through Shares.

10.                                 The Corporation and the Agent shall be entitled to rely on delivery of a facsimile copy of executed Subscription Agreements, and acceptance by the Corporation of such facsimile subscriptions shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof.  Notwithstanding the foregoing, the Subscriber shall deliver originally executed copies of the documents listed in Section 8 to the Corporation within two business days of the Closing Date.  In addition, this Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

General

11.                                 The Subscriber agrees that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the execution of this Subscription Agreement and as of the Closing Time and will survive the completion of the issuance of the Flow-Through Shares.  The representations, warranties and covenants of the Subscriber herein are made with the intent that they be relied upon by the Corporation and the Agent and their respective counsel in determining the eligibility of a purchaser of Flow-Through Shares and the Subscriber agrees to indemnify and hold harmless the Corporation and the Agent and their respective affiliates, shareholders, directors, officers, partners, employees and agents, from and against all losses, claims, costs, expenses and damages or liabilities whatsoever which any of them may suffer or incur which are caused or arise from a breach thereof.  The Subscriber undertakes to immediately notify the Corporation at Signet Energy Inc., Suite 1818, 144 – 4th Avenue S.W., Calgary, Alberta T2P 3N4, Attention: C.W. Leigh Cassidy, Executive Chairman and Chief Executive Officer (Fax

Number: (403) 440-1114) and the Agent c/o MGI Securities Inc., Suite 1420, 333 – 5th Avenue S.W., Calgary, Alberta T2P 3B6, Attention: Tony P. Loria (Fax Number: (403) 705-4971), of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.

12.                                 The Subscriber acknowledges that the Agent has agreed to offer the Flow-Through Shares on a “private placement” basis and, in connection therewith, the Corporation and the Agent have entered into, or will enter into prior to the Closing Date, an agreement (the “Agency Agreement”) pursuant to which the Agent, in connection with the issue and sale of the Flow-Through Shares, will receive a fee from the Corporation.  The Subscriber hereby irrevocably authorizes the Agent: (a) to act as its representative at the closing and to execute in its name and on its behalf all closing receipts and documents required; (b) to complete or correct any errors or omissions in any form or document, including this Subscription Agreement, provided by the Subscriber; (c) to receive on its behalf certificates representing the Flow-Through Shares purchased under this Subscription Agreement; (d) to approve any opinions, certificates or other documents addressed to the Subscriber; (e) to waive, in whole or in part, any representations, warranties, covenants or conditions for the benefit of the Subscriber and contained in the Agency Agreement; and (f) to exercise any rights of termination contained in the Agency Agreement.

13.                                 The Subscriber acknowledges that Tony Loria, an employee of the Agent, is a director of the Corporation.

14.                                 The Subscriber acknowledges that the decision to distribute the Flow-Through Shares under this Offering, including the terms of this Offering, have been determined through negotiations between the Corporation and the Agent and, based on the relationship described in Section 13 hereof, the Corporation is a “connected issuer” (as defined in section 1.1 of National Instrument 33-105 Underwriting Conflicts) of the Agent.  Pursuant to the terms of the Agency Agreement, the Agent is entitled to receive a fee from the Corporation (See Section 12 above).

15.                                 The Subscriber acknowledges that this Subscription Agreement and the Exhibits hereto require the Subscriber to provide certain personal information to the Corporation.  Such information is being collected by the Corporation for the purposes of completing the Offering, which includes, without limitation, determining the Subscriber’s eligibility to purchase the Flow-Through Shares under applicable securities legislation, preparing and registering certificates representing Flow-Through Shares to be issued to the Subscriber and completing filings required by any stock exchange or securities regulatory authority.  The Subscriber’s personal information may be disclosed by the Corporation to: (a) stock exchanges or securities regulatory authorities, (b)  the Corporation’s registrar and transfer agent, (c) Canada Revenue Agency; and (d) any of the other parties involved in the Offering, including legal counsel and may be included in record books in connection with the Offering.  By executing this Subscription Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber’s personal information.  The Subscriber also consents to the filing of copies or originals of any of the Subscriber’s documents described in Section 8 hereof as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby.

16.                                 The Subscriber represents and warrants that the funds representing the Aggregate Subscription Price which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”) and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLTFA.  To the best of its knowledge (a) none of the subscription funds to be provided by the Subscriber (i) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (b) it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith.

17.                                 For Subscribers resident in the Province of Ontario, the Corporation is required to file with the Ontario Securities Commission an Authorization of Indirect Collection of Personal Information for Distributions in Ontario, which contains personal information of the Subscriber and details of the sale of Units to the Subscriber.  You are hereby notified: (i) of the delivery to the Ontario Securities Commission of your full name, residential address and telephone number; (ii) that this information is being collected indirectly by the Ontario Securities Commission under the authority granted to it in securities legislation; (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario; and (iv) that the public official set out below can answer questions about the Ontario Securities Commission’s indirect collection of the information.

Ontario Securities Commission

Suite 1903, Box 5520 Queen Street West

Toronto, Ontario M5H 3S8

Telephone: (416) 593-3682

Facsimile: (416) 593-8252

Public official contact regarding indirect collection of information:

Administrative Assistant to the Director of Corporate Finance

Telephone: (416) 593-8086

By signing this Subscription Agreement, you hereby authorize the indirect collection of the information by the Ontario Securities Commission.

18.                                 The obligations of the parties hereunder are subject to acceptance of the terms of the Offering by all other required regulatory authorities.

19.                                 The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the sale of the Flow-Through Shares to the Subscriber shall be borne by the Subscriber.

20.                                 The contract arising out of this Subscription Agreement and all documents relating thereto shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.  The parties irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Alberta.  Time shall be of the essence hereof.

21.                                 This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

22.                                 The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Subscriber and the Corporation and their respective heirs, executors, administrators, successors and assigns; provided that, except for the assignment by a Subscriber who is acting as nominee or agent for the beneficial owner and as otherwise herein provided, this Subscription Agreement shall not be assignable by any party without prior written consent of the other parties.

23.                                 The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, agrees that this subscription is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder.

24.                                 Subject to Section 12, neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

25.                                 The invalidity, illegality or unenforceability of any provision of this Subscription Agreement shall not affect the validity, legality or enforceability of any other provision hereof.

26.                                 The headings used in this Subscription Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Subscription Agreement or any provision hereof.  In this Subscription Agreement, all references to money amounts are to Canadian dollars.

27.                                 The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

28.                                 In this Subscription Agreement (including Exhibits), references to “$” are to Canadian dollars.

29.                                 The parties hereto acknowledge and confirm that they have requested that this Subscription Agreement as well as all notices and other documents contemplated hereby be drawn up in the English language.  Les parties aux présentes reconnaissent et confirment qu’elles ont convenu que la présente convention de souscription ainsi que tous les avis et documents qui s’y rattachent soient rédigés dans la langue anglaise.

EXHIBIT 1

REPRESENTATION LETTER

(FOR ACCREDITED INVESTORS)

TO:	Signet Energy Inc. (the “Corporation”)

AND TO:	MGI Securities Inc. (the “Agent”)

In connection with the purchase of common shares of the Corporation issued on a “flow-through” basis (the “Flow-Through Shares”) by the undersigned subscriber or, if applicable, the principal on whose behalf the undersigned is purchasing as agent (the “Subscriber” for the purposes of this Exhibit 1), the Subscriber hereby represents, warrants, covenants and certifies to the Corporation and the Agent that:

1.                                       The Subscriber is resident in a Province of Canada or is otherwise subject to applicable securities laws of a Province of Canada;

2.                                       The Subscriber is purchasing the Flow-Through Shares as principal for its own account or complies with the provisions of paragraph 3(e) of the Subscription Agreement;

3.                                       The Subscriber is an “accredited investor” within the meaning of National Instrument 45-106 entitled “Prospectus and Registration Exemptions” (“NI 45-106”) by virtue of satisfying the indicated criterion as set out in Appendix “A” to this Representation Letter;

4.                                       The Subscriber was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor” in NI 45-106; and

5.                                       Upon execution of this Exhibit 1 by the Subscriber, this Exhibit 1 shall be incorporated into and form a part of the Subscription Agreement.

Dated:                             , 2005

Print name of Subscriber

By:
Signature

Print name of Signatory (if different from Subscriber)

Title

IMPORTANT: PLEASE INITIAL THE APPLICABLE PROVISION IN
APPENDIX “A” ON THE NEXT PAGES

APPENDIX “A”

TO EXHIBIT 1

NOTE: THE INVESTOR MUST INITIAL BESIDE THE APPLICABLE PORTION OF THE DEFINITION BELOW.

Accredited Investor - (defined in National Instrument 45-106) means:

(a)                                  a Canadian financial institution, or a Schedule III bank; or

(b)                                 the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada); or

(c)                                  a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary; or

(d)                                 a person registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador); or

(e)                                  an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d); or

(f)                                    the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada; or

(g)                                 a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec; or

(h)                                 any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government; or

(i)                                     a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada; or

(j)                                     an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000(1); or

(k)                                  an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year; or

(Note: if individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under section (t) below, which must be initialled.)

(l)                                     an individual who, either alone or with a spouse, has net assets of at least $5,000,000; or

(m)                               a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements; or

(n)                                 an investment fund that distributes or has distributed its securities only to

(i)                                     a person that is or was an accredited investor at the time of the distribution,

(ii)                                  a person that acquires or acquired securities in the circumstances referred to in sections 2.10 and 2.19 of National Instrument 45-106, or

(iii)                               a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 of National Instrument 45-106; or

(o)                                 an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt; or

(p)                                 a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be; or

(q)                                 a person acting on behalf of a fully managed account managed by that person, if that person

(i)                                     is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii)                                  in Ontario, is purchasing a security that is not a security of an investment fund; or

(r)                                    a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded; or

(s)                                  an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function; or

(t)                                    a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors (as defined in National Instrument 45-106); or

(u)                                 an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

(v)                                 a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

(i)                                     an accredited investor, or

(ii)                                  an exempt purchaser in Alberta or British Columbia after National Instrument 45-106 comes into force.

For the purposes hereof:

(a)                                  “Canadian financial institution” means

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(i)                                     an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(ii)                                  a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(b)                                 “control person” has the same meaning as in securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Québec where control person means any person that holds or is one of a combination of persons that holds

(i)                                     a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

(ii)                                  more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer;

(c)                                  “director” means:

(i)                                     a member of the board of directors of a company or an individual who performs similar functions for a company, and

(ii)                                  with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

(d)                                 “eligibility adviser” means

(i)                                     a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed, and

(ii)                                  in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

(A)                              have a professional, business or personal relationship with the issuer, or any of its directors, executive officer, founders, or control persons, and

(B)                                have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(e)                                  “executive officer” means, for an issuer, an individual who is

(i)                                     a chair, vice-chair or president,

(ii)                                  a vice-president in charge of a principal business unit, division or function including sales, finance or production,

(iii)                               an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or

(iv)                              performing a policy-making function in respect of the issuer;

(f)                                    “financial assets” means

(i)                                     cash,

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(ii)                                  securities, or

(iii)                               a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(g)                                 “founder” means, in respect of an issuer, a person who,

(i)                                     acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(ii)                                  at the time of the trade is actively involved in the business of the issuer;

(h)                                 “foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

(i)                                     “fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(j)                                     “investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

(k)                                  “jurisdiction” means a province or territory of Canada except when used in the term foreign jurisdiction;

(l)                                     “local jurisdiction” means the jurisdiction in which the Canadian securities regulatory authority is situate;

(m)                               “non-redeemable investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

(n)                                 “person” includes

(i)                                     an individual,

(ii)                                  a corporation,

(iii)                               a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(iv)                              an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

(o)                                 “regulator” means, for the local jurisdiction, the person referred to in Appendix D of National Instrument 14-101 Definitions opposite the name of the local jurisdiction;

(p)                                 “related liabilities” means

(i)                                     liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(ii)                                  liabilities that are secured by financial assets;

(q)                                 “Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(r)                                    “spouse” means, an individual who,

(i)                                     is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(ii)                                  is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

4

(iii)                               in Alberta, is an individual referred to in paragraph (i) or (ii) above, or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(s)                                  “subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

All monetary references are in Canadian Dollars.

Note:

(1) The following is an excerpt from National Instrument 45-106 which provides guidance as to the meaning of beneficial ownership of financial assets:

“Paragraph (j) of the “accredited investor” definition refers to an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000. As a general matter, it should not be difficult to determine whether financial assets are beneficially owned by an individual, an individual’s spouse, or both, in any particular instance. However, financial assets held in a trust or in other types of investment vehicles for the benefit of an individual may raise questions as to whether the individual beneficially owns the financial assets in the circumstances. The following factors are indicative of beneficial ownership of financial assets:

(a)                                  Physical or constructive possession of evidence of ownership of the financial asset;

(b)                                 Entitlement to receipt of any income generated by the financial asset;

(c)                                  Risk of loss of the value of the financial asset; and

(d)                                 The ability to dispose of the financial asset or otherwise deal with it as the individual sees fit.

For example, securities held in a self-directed RRSP, for the sole benefit of an individual are beneficially owned by that individual. In general, financial assets in a spousal RRSP would also be included for the purposes of the threshold test because paragraph (j) takes into account financial assets owned beneficially by a spouse. However, financial assets held in a group RRSP under which the individual would not have the ability to acquire the financial assets and deal with them directly would not meet these beneficial ownership requirements.”

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EXHIBIT 2

MEANING OF “CLOSE PERSONAL FRIEND” AND “CLOSE BUSINESS ASSOCIATE”
AS DESCRIBED IN COMPANION POLICY 45-106CP
TO NATIONAL INSTRUMENT 45-106 PROSPECTUS AND REGISTRATION EXEMPTIONS

Meaning of “close personal friend”

A “close personal friend” of a director, executive officer, founder or control person of an issuer is an individual who knows the director, executive officer, founder or control person well enough and has known them for a sufficient period of time to be in a position to assess their capabilities and trustworthiness. The term “close personal friend” can include a family member who is not already specifically identified in the exemptions if the family member satisfies the criteria described above.

The relationship between the individual and the director, executive officer, founder or control person must be direct. For example the exemption is not available to a close personal friend of a close personal friend of a director of the issuer.

An individual is not a close personal friend solely because the individual is:

(a)                                  a relative,

(b)                                 a member of the same organization, association or religious group, or

(c)                                  a client, customer, former client or former customer.

Meaning of “close business associate”

A “close business associate” is an individual who has had sufficient prior business dealings with a director, executive officer, founder or control person of the issuer to be in a position to assess their capabilities and trustworthiness. An individual is not a close business associate solely because the individual is a client, customer, former client or former customer of the issuer.

The relationship between the individual and the director, executive officer, founder or control person must be direct. For example, the exemption is not available for a close business associate of a close business associate of a director of the issuer.